[LETTERHEAD OF VICON FIBER OPTICS CORP]


     VICON FIBER OPTICS CORP. ANNOUNCES CHANGE IN ITS CERTIFYING ACCOUNTANTS

For Immediate Release

Pelham Manor, New York, May 22, 2001--- Vicon Fiber Optics Corp., (OTC Pink Sheets) announced today that at a meeting of the Company's Audit Committee of the Board of Directors, held on May 16, 2001, the Audit Committee determined to replace the Company's independent accountant, Sheft Kahn & Company, LLP., ("Sheft"), with Todres & Rubin, LLP. ("Todres"), effective immediately.

The financial statements included for the year ended December 31,1999 that were included in form 10KSB (and audited by Sheft), as well as the quarterly reports included in the Company's 10QSB reports for the quarters ended March 31 and June 20, 2000, contained certain inventory and expense items that the Company management believes did not conform to generally accepted accounting principles. The deficiencies contained therein have since been corrected, and the Company's effected 10KSB (which contains an unqualified opinion from Sheft) and the March 31 and June 30, 2000 10QSB reports have been restated.

Based on the aforementioned inventory and expense items that required a restatement of previously issued financial statements, the Company decided to change its independent auditor.